                            ARTICLES OF INCORPORATION

                                       OF

              CREDIT SUISSE WARBURG PINCUS SMALL COMPANY FUND, INC.

                                   ARTICLE I.

                                  INCORPORATOR

                  The undersigned, J. Kevin Gao, whose post office address is c/o Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, being at least 18 years of age, does hereby act as an incorporator and forms a corporation under the Maryland General Corporation Law.

                                   ARTICLE II.

                                      NAME

                  The name of the corporation is Credit Suisse Warburg Pincus Small Company Fund, Inc. (the "Corporation").

                                  ARTICLE III.

                               PURPOSES AND POWERS

To conduct and carry on the business of an investment company.

(1) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

(2) To issue and sell shares of its capital stock in such amounts, on such terms and conditions, for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(3) To redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by this Charter.

(4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

(5) The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV.

                       PRINCIPAL OFFICE AND RESIDENT AGENT

                  The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland corporation, 300 East Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE V.

                                  CAPITAL STOCK

         (1)

         (A) The total number of shares of capital Stock that the Corporation shall have authority to issue is three billion (3,000,000,000) shares, of the par value of one tenth of one cent ($.001) per share and of the aggregate par value of three million dollars ($3,000,000), all of which three billion (3,000,000,000) shares are designated Common Stock.

         (B)

                  (i) One billion (1,000,000,000) shares of Common Stock have been divided into and classified initially as a series of Common Stock, designated "Class A Shares."

                  (ii) One billion (1,000,000,000) shares of Common Stock have been divided into and classified initially as a series of Common Stock, designated "Class B Shares."

                  (iii) One billion (1,000,000,000) shares of Common Stock have been divided into and classified initially as a series of Common Stock, designated "Class C Shares."

         (C) Each Class A Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"):

                  (i) Class A Shares will share equally with Common Stock other than Class A Shares ("Non-Class A Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class A Shares with the liabilities and expenses of the Corporation, except that Class A Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class A Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class A Shares are sold;

                  (ii) Only Class A Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class A Shares, except that if said matter also affects Non-Class A Shares, Non-Class A Shares will also be entitled to vote, and in such case Class A Shares will be voted in the aggregate together with such Non-Class A Shares and not by series except where otherwise required by law. Class A Shares will not be entitled to vote on any matter that does not affect Class A Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class A Shares;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation (the "Corporation's Registration Statement"), certain Class A Shares may be converted automatically into Non-Class A Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.


         (D) Each Class B Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

                  (i) Class B Shares will share equally with Common Stock other than Class B Shares ("Non-Class B Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Corporation, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class B Shares are sold;

                  (ii) Only Class B Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class B Shares, except that if said matter also affects Non-Class B Shares, Non-Class B Shares will also be entitled to vote, and in such case Class B Shares will be voted in the aggregate together with such Non-Class B Shares and not by series except where otherwise required by law. Class B Shares will not be entitled to vote on any matter that does not affect Class B Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class B Shares;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, certain Class B Shares may be converted automatically into Non-Class B Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.


         (E) Each Class C Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

                  (i) Class C Shares will share equally with Common Stock other than Class C Shares ("Non-Class C Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class C Shares with the liabilities and expenses of the Corporation, except that Class C Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class C shares are sold;

                  (ii) Only Class C Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class C Shares, except that if said matter also affects Non-Class C Shares, Non-Class C Shares will also be entitled to vote, and in such case Class C Shares will be voted in the aggregate together with such Non-Class C Shares and not by series except where otherwise required by law. Class C Shares will not be entitled to vote on any matter that does not affect Class C Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, certain Class C Shares may be converted automatically into Non-Class C Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.


         (2) Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

         (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the By-Laws of the Corporation.

         (4) No holder of stock of the Corporation by virtue of being such a holder shall have any preemptive or other right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by this Charter or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

         (5) The Board of Directors shall have authority by resolution to classify or to reclassify, as the case may be, any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

         (6) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this Charter.

         (7) The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.


                                   ARTICLE VI.

                                   REDEMPTION

                  Each holder of shares of the Corporation's capital stock shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article VII, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum Account Balance") and the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class of the shares for which redemption is being sought, the value of which shall be determined as provided herein. The Board of Directors may establish procedures for redemption of shares.

                                  ARTICLE VII.

                               BOARD OF DIRECTORS

         (1) The number of directors constituting the Board of Directors shall be one or such other number as may be set forth in the By-Laws or determined by the Board of Directors pursuant to the By-Laws. The number of Directors shall at no time be less than the minimum number required under the Maryland General Corporation Law. Hal Liebes has been appointed director of the Corporation to hold office until the first annual meeting of stockholders or until his successor is elected and qualified.

         (2) In furtherance, and not in limitation, of the powers conferred by the Maryland General Corporation Law, the Board of Directors is expressly authorized:

                  (i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the 1940 Act.

                  (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                  (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                  (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

                  (v) Notwithstanding anything in this Charter to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

                  (vi) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the

                           Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any other funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

                  (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, this Charter and the By-Laws of the Corporation.

         (3) Any determination made in good faith, and in accordance with applicable law and generally accepted accounting principles and practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors regarding whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of this Charter shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII.

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

         (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors and advancement of expenses to directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with such law. The Board of Directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

         (3) No provision of this Article VIII shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (4) References to the Maryland General Corporation Law in this Article VIII are to the law as from time to time amended. No amendment to this Charter shall affect any right of any person under this Article VIII based on any event, omission or proceeding prior to such amendment. The term "Charter" as used herein shall have the meaning set forth in the Maryland General Corporation Law and includes these Articles of Incorporation and all amendments thereto.

                                   ARTICLE IX.

                                   AMENDMENTS

                  The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in this Charter, of any outstanding stock, and all rights at any time conferred upon the stockholders of the Corporation by its Charter are granted subject to the provisions of this Article and the reservation of the right to amend the Charter herein contained.

                  IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.



                                                         /s/J. Kevin Gao
                                                         ---------------
                                                         J. Kevin Gao
                                                         Incorporator




Dated the 26th day of June, 2001